UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2009 (September 8, 2009)

Remote Dynamics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Chisholm Place, Suite 411,  Plano, Texas 75075

(Address of principal executive offices)

(214) 440-5200

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01.  Entry into a Material Definitive Agreement

On September 8, 2009, a holder of our Series B Notes agreed to convert $1,688,032 of obligations due under the notes into 18,756,355,556 shares of our common stock.  This conversion represents an issuance price of $.00009 per share.   The conversion will occur following stockholder approval of an increase in the number of our authorized shares.

Item 8.01.  Other Events

The Company issued a press release describing the transactions described in this Report on September 9, 2009, a copy of which is included as an Exhibit to this Report.

Item 9.01.  Financial Statements and Exhibits

 (c)  Exhibits:

Exhibit No.	Description

10.1	Letter agreement with HFS Minorplanet Funding LLC dated September 8, 2009.
99.1	Press Release, dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	REMOTE DYNAMICS, INC.

By: /s/ Gary Hallgren
Name: Gary Hallgren
Title: Chief Executive Officer